Exhibit 32

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, M. Troy Woods, the Chairman, President and Chief Executive Officer of Total System Services, Inc. (the “Company”), and Paul M. Todd, the Senior Executive Vice President and Chief Financial Officer of the Company, hereby certify that, to the best of his knowledge:

(1)The Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 23, 2018/s/M. Troy Woods

M. Troy Woods

Chairman, President and

Chief Executive Officer

February 23, 2018/s/Paul M. Todd

Paul M. Todd

Senior Executive Vice President and

Chief Financial Officer

This certification “accompanies” the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K, irrespective of any general incorporation language contained in such filing.)